EXHIBIT 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




                    Consent of Certified Public Accountants


We consent to the use in this registration statement on Form S-2 of our report of the Consolidated Financial Statements of FONAR Corporation and Subsidiaries included in the annual report of FONAR Corporation on Form 10-K for the fiscal year ended June 30, 1999, which report is incorporated in this registration statement by reference.

The Consolidated Financial Statements consist of the Consolidated Balance Sheets as at June 30, 1999 and June 30, 1998 and the related Consolidated Statement of Operations, Stockholders' Equity and Cash Flows for the years ended June 30, 1999, 1998, and 1997 with related notes.


                                           /s/ Tabb, Conigliaro & McGann, P.C.

                                           TABB, CONIGLIARO & McGANN, P.C.


New York, New York
June 23, 2000

                                 EXHIBIT 23.2

                 (CONSENT OF COUNSEL IS INCLUDED IN EXHIBIT 5)


Consent of Counsel

     The consent of Henry T. Meyer,  Esq. is included in his opinion  filed as
Exhibit 5 to this Registration Statement.